                                                                   EXHIBIT 10.9



                        COLLABORATIVE RESEARCH AGREEMENT


         This COLLABORATIVE RESEARCH AGREEMENT (The "Agreement") is entered into as of the Effective Date by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer"), and MICROCIDE PHARMACEUTICALS, INC. ("Microcide"), a California corporation, having an office at 850 Maude Avenue, Mountain View, CA 94043.

WHEREAS, Microcide has expertise in genetic approaches to the problem of antibacterial resistance; and

WHEREAS, Microcide has filed the parent applications described in Exhibit A attached to and made part of this Agreement; and

WHEREAS, the parties plan to seek patent protection for all Products which make up the subject matter of this Agreement and the License Agreement; and

WHEREAS, the parties will also execute a License and Royalty Agreement with respect to the commercialization of the subject matter of this Agreement on the same date that this Agreement is executed; and
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WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for treatment of disease and also the capability for clinical analysis, manufacturing and marketing with respect to such agents;

NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS.

Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified. The capitalized terms used in this Agreement and not defined elsewhere in it or in this Section 1 shall have the meanings specified in this License Agreement.

         1.1 "AFFILIATE" means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Microcide; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or Microcide or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Microcide.

         1.2 "ANNUAL COMMITMENT" means the maximum amount to be paid to Microcide by Pfizer to fund the Research Program for any Commitment Year.

         1.3 "ANNUAL RESEARCH PLAN" means the written plan describing the research and manning in the Area to be carried out during each Commitment Year by Pfizer and Microcide pursuant to this

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                     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement. Each Annual Research Plan will be developed and agreed to by Microcide and Pfizer and attached to and made a part of this Agreement as Exhibit B.

         1.4 "RESEARCH PROGRAM" is the collaborative research program in the Area conducted by Pfizer and Microcide pursuant to the Annual Research Plans in effect during the Contract Period attached to and made part of this Agreement as Exhibit C.

         1.5 "EFFECTIVE DATE" is March 1, 1996.

         1.6 "CONTRACT PERIOD" means the period beginning on the Effective Date and ending on the date on which the Research Program terminates.

         1.7 "COMMITMENT YEAR" means a twelve-month period commencing on each anniversary of the Effective Date.

         1.8

                                   [REDACTED]

         1.9 "TECHNOLOGY" means and includes all materials, technology, technical information, know-how, expertise and trade secrets within the Area.

         1.10 "MICROCIDE TECHNOLOGY" means Technology:

                  (a) developed by employees of or consultants to Microcide prior to the Effective Date; or

                  (b) acquired by purchase, license, assignment or other means from third parties by Microcide prior to the Effective Date.

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         1.11 "JOINT TECHNOLOGY" means Technology:

                  (a) developed by employees of or consultants to Pfizer or Microcide solely or jointly with each other during the Contract Period in connection with the performance of the Research Program; or

                  (b) acquired by purchase, license, assignment or other means from third parties by Microcide or Pfizer during the Contract Period for use in the performance of the Research Program.

         1.12 "PFIZER TECHNOLOGY" means Technology:

                  (a) developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date or during the Contract Period in the course of activities not described in an Annual Research Plan; or

                  (b) acquired by purchase, license, assignment or to other means from third parties by Pfizer prior to the Effective Date.

         1.13 "MICROCIDE CONFIDENTIAL INFORMATION" means all information about any element of the Microcide or Joint Technology which is disclosed by Microcide to Pfizer and designated "Confidential" in writing by Microcide at the time of disclosure to Pfizer to the extent that such information as of the date of disclosure to Pfizer is not (i) known to Pfizer as of the date of disclosure to Pfizer as shown by its prior written records, other than by virtue of a prior confidential disclosure to Pfizer by Microcide; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to Microcide.

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         1.14 "PFIZER CONFIDENTIAL INFORMATION" means all information about any element of Pfizer or Joint Technology which is disclosed by Pfizer to Microcide and designated "Confidential" in writing by Pfizer at the time of disclosure to Microcide to the extent that such information is not (i) known to Microcide as of the date of disclosure to Microcide as shown by its prior written records, other than by virtue of a prior confidential disclosure to Microcide by Pfizer; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Microcide; or
(iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

         1.15 "PATENT RIGHTS" shall mean:

                  (a) The patents and patent applications listed in Exhibit A, and patents issuing on them, including any division, continuation, continuation-in-part, renewal, extension, reexamination, reissue or foreign counterpart of such patents and patent applications; and

                  (b) all patents and patent applications claiming inventions within the Pfizer Technology, Microcide Technology and Joint Technology, whether domestic or foreign, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

         1.16 "PRODUCT" means a drug useful in the treatment of bacterial disease in human beings or animals.

2.       COLLABORATIVE RESEARCH PROGRAM.

         2.1 PURPOSE. Microcide and Pfizer shall conduct the Research Program throughout the Contract Period. The objective of the Research Program is to discover, develop and patent Products.

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         2.2 ANNUAL RESEARCH PLAN. The Annual Research Plan for the first
Commitment Year is described in the attached Exhibit B. For each Commitment Year after the first, the Annual Research Plan shall be prepared by the Research Committee for submission to and approval by Pfizer and Microcide no later than ninety (90) days before the end of the prior Commitment Year. Each new Annual Research Plan for each succeeding Commitment Year shall be appended to Exhibit B and made part of this Agreement.

         2.3 EXCLUSIVITY. Microcide agrees that during the Contract Period neither it nor any of its Affiliates shall conduct research or sponsor any other research in the Area, or engage in any such research sponsored by any third party, without the prior written consent of Pfizer.

         2.4 RESEARCH COMMITTEE.

                  2.4.1 PURPOSE. Pfizer and Microcide shall establish a Research Committee (the "Research Committee").

                           (a) to review and evaluate progress under each Annual Research Plan;

                           (b)      to prepare the Annual Research Plan
                                    including Product candidate nomination
                                    criteria for each Commitment Year; and

                           (c) to coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program. (This function shall survive the termination of this Agreement.)

                  2.4.2 MEMBERSHIP. Pfizer and Microcide each shall appoint, in its sole discretion, three members of the Research Committee. Substitutes may be appointed at any time.

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                  The members initially shall be:

                  Pfizer Appointees:              Steven J. Brickner, Ph.D.
                                                  William E. Kohlbrenner, Ph.D.
                                                  Frank C. Sciavolino, Ph.D.

                  Microcide Appointees:           Molly Schmid, Ph.D.
                                                  James G. Christenson, Ph.D.
                                                  Keith A. Bostian, Ph.D.

                  2.4.3 CHAIR. The Research Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by Microcide.

                  2.4.4 MEETINGS. The Research Committee shall meet at least quarterly, at places and on dates selected by each party in turn.
Representatives of Pfizer or Microcide or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either party.

                  2.4.5 MINUTES. The Research Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within five (5) business days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

                  2.4.6 DECISIONS. All decisions of the Research Committee shall be made by agreement of the members.

                  2.4.7 EXPENSES. Pfizer and Microcide shall each bear all expenses of their respective members related to their participation on the Research Committee.

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         2.5 REPORTS AND MATERIALS.

                  2.5.1 REPORTS. During the Contract Period, Pfizer and Microcide each shall furnish to the Research Committee:

                           (a) summary written reports within fifteen (15) days after the end of each three-month period commencing on the Effective Date, describing its progress under the Annual Research Plan; and

                           (b)      comprehensive written reports within thirty
                                    (30) days after the end of each Commitment
                                    Year, describing in detail the work
                                    accomplished by it under the Annual Research
                                    Plan during the Commitment Year and
                                    discussing and evaluating the results of such work.

                  2.5.2 MATERIALS. Subject to any contractual obligations to third parties, Microcide and Pfizer shall, during the Contract Period, as a matter of course as described in the Annual Research Plan, or upon each other's written or oral request, furnish to each other samples of biochemical, biological or synthetic chemical materials which are part of Pfizer Technology, Microcide Technology or Joint Technology and which are necessary for each party to carry out its responsibilities under the Annual Research Plan, provided that the Annual Research Plan provides funding therefor. To the extent that the quantities of materials requested by either party exceed the quantities set forth in the Annual Research Plan, the requesting party shall reimburse the other party for the reasonable costs of such materials if they are furnished.

                  2.6 LABORATORY FACILITIES AND PERSONNEL. Microcide shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Microcide in carrying out the Research Program. Subject to the approval of the Research Committee and the prospective host laboratory,

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                     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


employees of both Pfizer and Microcide may be assigned to work in the other's laboratory in numbers and at times deemed reasonable by the host laboratory.

                  2.7 DILIGENT EFFORTS. Pfizer and Microcide each shall use reasonably diligent efforts to achieve the objectives of the Research Program.

3. FUNDING THE RESEARCH PROGRAM AND OTHER PAYMENTS.

         3.1 Pfizer shall pay Microcide $1,000,000.00 upon the execution of this Agreement, the License and Royalty ("License Agreement") and the Stock Purchase Agreement between the parties of even date with this Agreement.

         3.2 The Annual Commitment for each Commitment Year is as follows:

         COMMITMENT YEAR                                                   ANNUAL COMMITMENT
    ------------------------                                          ---------------------------
             1                                                                 $ 4.2 MM
             2                                                                 $ 4.2 MM
             3                                                                 $ 4.2 MM
             4                                                                 $ 4.2 MM
             5                                                                 $ 4.2 MM

         3.3
                                   [REDACTED]

                  3.3.1


                                   [REDACTED]

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                  3.3.2 Each payment shall be paid by Pfizer in U.S. currency by wire transfer to an account designated by Microcide or by other mutually acceptable means on the first day of the quarter.

                  3.3.3 Microcide shall keep for three (3) years from the conclusion of each Commitment Year complete and accurate records of its expenditures of payments received by it. The records shall conform to good accounting principles as applied to a similar company similarly situated. Pfizer shall have the right at its own expense during the term of this Agreement and during the subsequent three-year period to appoint an independent certified public accountant reasonably acceptable to Microcide to inspect said records for the sole purpose of verifying that Microcide has devoted to the Research Program the FTE's required to verify the accuracy of such expenditures, pursuant to each Annual Research Plan. Upon reasonable notice by Pfizer, Microcide shall make its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept, for the sole purpose of verifying that Microcide has devoted to the Research Plan the FTE's required pursuant to each Annual Research Plan. This right of inspection shall not be exercised more than once in any calendar year and not more than once with respect to records covering any specific period of time. All information concerning such expenditures, and all information learned in the course of any audit or inspection, shall be deemed to be Microcide Confidential Information. The failure of Pfizer to request

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                     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



verification of any expenditures before or during the three-year period shall be considered acceptance by Pfizer of the accuracy of such expenditures, and Microcide shall have no obligation to maintain any records pertaining to such report or statement beyond such three-year period. The results of such inspection, if any, shall be binding on the parties.

         3.4

                                                      [REDACTED]

4. TREATMENT OF CONFIDENTIAL INFORMATION.

         4.1 CONFIDENTIALITY.

                  4.1.1 Pfizer and Microcide each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of the License Agreement, the obligations set forth in Section 4.3 and the publication rights set forth in Section 4.2, Pfizer and Microcide each agree that during the term of this Agreement and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Microcide Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor Microcide nor any of their respective Affiliates shall use such Confidential Information of the other party except as expressly permitted in this Agreement.

                  4.1.2 Pfizer and Microcide each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its rights and obligations under this Agreement

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and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and Microcide each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party except to the extent necessary to exercise its rights pursuant to this Agreement or to comply with applicable law. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for archival purposes.

                  4.1.3 Microcide and Pfizer each represent that all of its employees, and any consultants to such party, participating in the Research Program who shall have access to Pfizer Technology, Microcide Technology or Joint Technology and Pfizer Confidential Information and Microcide Confidential Information are bound by agreement to maintain such Confidential Information in confidence.

         4.2 PUBLICATION. Notwithstanding any matter set forth with particularity in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent approval by Microcide's and Pfizer's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Pfizer's and Microcide's managements written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for

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an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within fourteen (14) days for a transcript for an oral presentation to be given at a scientific meeting.

         4.3 PUBLICITY. Except as required by law (including disclosure required by applicable federal securities regulations), neither party may disclose the terms of this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, upon execution of this Agreement, the parties will issue a press release with respect to its contents; and, provided further, that copies of this Agreement may be disclosed in confidence by Microcide to prospective investors, banks and other sources of financing.

         4.4 DISCLOSURE OF INVENTIONS. Each party shall promptly inform the other about all inventions in the Area that are conceived, made or developed in the course of carrying out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

         4.5 RESTRICTIONS ON TRANSFERRING MATERIALS.

                  (a) Pfizer and Microcide recognize that the biological, synthetic chemical and biochemical materials which are part of Pfizer Technology, Microcide Technology or Joint Technology, represent valuable commercial assets. Therefore, throughout the Contract Period and for five (5) years thereafter, Microcide and Pfizer agree not to transfer the materials included in Joint Technology and, in the case of Pfizer, the materials included in Microcide Technology and, in the case of Microcide, the materials included in Pfizer Technology to any third party unless (i) prior written consent for any such transfer is obtained from the other party to this Agreement, or (ii) such transfer is pursuant to a subcontractor for work related to the Research Program and such subcontractor is

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                     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

obligated to hold such materials in confidence, or (iii) with respect to Joint Technology only, Section 4.5(b) or Section 5.2(c) below becomes effective.

                  (b)

                                   [REDACTED]

5. INTELLECTUAL PROPERTY RIGHTS. The following provisions relate to rights in the intellectual property developed by Microcide or Pfizer, or both, during the course of carrying out the Research Program.

         5.1 OWNERSHIP. All Microcide Confidential Information and Microcide Technology shall be owned by Microcide. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. All Joint Technology shall be owned jointly by Microcide and Pfizer. All Patent Rights claiming Microcide Technology only shall be owned by Microcide. All Patent Rights claiming Pfizer Technology only shall be owned by Pfizer. All Patent Rights claiming Joint Technology shall be jointly owned by Microcide and Pfizer.

         5.2 GRANTS OF RESEARCH AND POST-AGREEMENT LICENSES.

                  (a) Microcide and Pfizer each hereby grants to the other a nonexclusive, worldwide, royalty-free license or sublicense, as the case may be, including the right to grant sublicenses to Affiliates, to make and use Confidential Information, the Technology and Patent Rights during the Contract Period solely for the performance of the Research Program.

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                     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  (b)

                                   [REDACTED]


                  (c)


                                   [REDACTED]



6. PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. The following provisions relate to the filing, prosecution and maintenance of Patent Rights during the term of this Agreement.

         6.1 FILING, PROSECUTION AND MAINTENANCE BY MICROCIDE. With respect to Microcide and Joint Patent Rights, Microcide shall have the exclusive right and obligation:

                  (a) to file applications for letters patent on any invention included in Patent Rights; provided, however, that Microcide shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Microcide file such applications; and, further provided, that Microcide, at its option and expense, may file in countries where Pfizer does not request that Microcide file such applications;

                                      -15-
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                  (b) to take all reasonable steps to prosecute all pending and new patent applications included within Patent Rights;

                  (c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

                  (d) to maintain in force any letters patent included in Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and

                  (e) to cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Patent Rights.

         Microcide shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Patent Rights. Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

                  6.1.1 COPIES OF DOCUMENTS. Microcide shall provide to Pfizer copies of all patent applications that are part of Patent Rights prior to filing, for the purpose of obtaining substantive comment of Pfizer patent counsel and for the inclusion of all reasonable claims suggested by such counsel. Microcide shall also provide to Pfizer copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to Pfizer every six (6) months a report detailing their status. Pfizer shall provide to Microcide every six (6) months a report detailing the status of all patent applications that are a part of Pfizer Patent Rights.

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                  6.1.2 REIMBURSEMENT OF COSTS FOR FILING PROSECUTING AND
MAINTAINING PATENT RIGHTS. Within thirty (30) days of receipt of invoices from Microcide, Pfizer shall reimburse Microcide for all the costs of filing, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to Funding Payments. However, Pfizer may, upon sixty (60) days notice, request that Microcide discontinue filing or prosecution of patent applications in any country and discontinue reimbursing Microcide for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. Microcide shall pay all costs in those countries in which Pfizer does not request that Microcide file, prosecute or maintain patent applications and patents, but in which Microcide, at its option, elects to do so.

                  6.1.3 Pfizer shall have the right to file on behalf of and as an agent for Microcide all applications and take all actions necessary to obtain patent extensions pursuant to 35 USC Section 156 and foreign counterparts for Patent Rights described in this Section 6.1 licensed to Pfizer. Microcide agrees to sign, at Pfizer's expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

         6.2 FILING, PROSECUTION AND MAINTENANCE BY PFIZER. With respect to Pfizer Patent Rights, Pfizer shall have those rights and duties ascribed to Microcide in Section 6.1; provided, Microcide shall have no obligation to reimburse Pfizer for the payment of any expenses incurred in connection with the Pfizer Patent Rights.

         6.3 DISCLAIMER. Neither party may disclaim a claim within Patent Rights without the consent of the other.

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7. ACQUISITION OF RIGHTS FROM THIRD PARTIES. During the Contract Period,
Microcide and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from third parties, technology or patents or information which may be useful in or may relate to the Research Program. In each case, Pfizer and Microcide shall decide if such rights should be acquired in connection with the Research Program and, if so, whether by Microcide, Pfizer, or both. If acquired, such rights shall become part of the Confidential Information, Technology or Patent Rights, whichever is appropriate, of the acquiring party or Joint Technology, as the case may be. Pfizer shall pay all costs of acquiring and maintaining rights to such intellectual property, at Pfizer's sole discretion; provided that Microcide shall have no obligation or liability hereunder with respect to such rights in the event Pfizer shall elect not to acquire such rights.

8. OTHER AGREEMENTS. Concurrently with the execution of this Agreement, Microcide and Pfizer shall enter into the License and Stock Purchase Agreements appended to and made part of this Agreement. This Agreement, the License Agreement and the Stock Purchase Agreement and the Confidentiality Agreement between the parties are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the parties with respect to same.

9. TERM, TERMINATION AND DISENGAGEMENT.

         9.1 TERM. Unless sooner terminated or extended, the Contract Period and this Agreement shall expire on February 28, 2001.

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         9.2 EVENTS OF TERMINATION. The following events shall constitute events of termination ("Events of Termination"):

                  (a) any written representation or warranty by Microcide or Pfizer, or any of their respective officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made and concerning which the declaring party knew or should have known the correct version.

                  (b) Microcide or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for sixty (60) days after written notice to the failing party.

         9.3 TERMINATION.

                  9.3.1 Upon the occurrence of any Event of Termination, the party not responsible may, by thirty (30) days notice to the other party, terminate this Agreement.

                  9.3.2 If Pfizer terminates this Agreement pursuant to Section 9.3.1, the License Agreement shall continue according to its terms. If Microcide terminates this Agreement pursuant to Section 9.3.1, the License Agreement shall terminate immediately.

         9.4 TERMINATION BY PFIZER.

                  9.4.1 After this Agreement has been in effect for a period of thirty (30) months, Pfizer may terminate this Agreement with six (6) months notice given on or after the last day of the thirtieth month, with or without cause, to Microcide. If Pfizer terminates this Agreement pursuant to this Section, it will make the payments which would otherwise have been due for such six (6) month

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
period; provided, however, that such termination shall not terminate Pfizer's right and obligations pursuant to the License Agreement.

         9.5 Termination of this Agreement by either party, with or without cause, will not terminate such portions of the Research Licenses granted pursuant to Section 5.2(b) which by their terms extend beyond termination of this Agreement.

         9.6 Termination of this Agreement for any reason shall be without prejudice to:

                  (a) the rights and obligations of the parties provided in Sections 2.2.1(c), 3.3.3, 4, 5.1, 5.2(b) and 6 with respect to Joint Patent Rights and 9.3, 9.4, 9.5, 9.6 and 12; (b) Microcide's right to receive all payments accrued under Section 3; or (c) any other remedies which either party may otherwise have.

10. REPRESENTATIONS AND WARRANTIES. Microcide and Pfizer each represents and warrants as follows:

         10.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the States of California and Delaware, respectively, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         10.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunctions, decree, determination award presently in effect having applicable to it or any provision of its certificate of incorporation or by-laws, or (c) as of the Effective Date, result in a breach of or constitute a material default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

         10.3 This Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditors' rights generally.

         10.4 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

         10.5 To the best of its knowledge and belief as of the Effective Date, it has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Research Program.

11. COVENANTS OF MICROCIDE AND PFIZER OTHER THAN REPORTING REQUIREMENTS. Throughout the Contract Period, Microcide and Pfizer each shall:

         11.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

         11.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations and orders it may be contesting in good faith.

12. INDEMNIFICATION. Pfizer will indemnify, defend and hold Microcide and its Affiliates and their respective directors, officers, employees and agents (the "Microcide Indemnitees") harmless from and against any damages, liabilities, settlements, costs, legal fees and other expenses incurred in connection with a claim against the Microcide Indemnitees based on any action or omission of Pfizer, its agents or employees related to the obligations of Pfizer under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found in a final judgment to be based upon the negligence, recklessness or willful misconduct of Microcide, or (ii) if Microcide fails to give Pfizer prompt notice of any claim it receives within fifteen (15) days of such receipt and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligations pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, that a Microcide Indemnitee shall have the right to retain its own counsel, if representation of such Microcide Indemnitee by the counsel retained by Pfizer would be inappropriate due to actual or potential differing interests between Pfizer and any other party represented by such counsel in such proceeding.

13. NOTICES. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

         If to Pfizer:              To Pfizer at its address as set forth in the
                                    beginning of this Agreement.
                                    Attention: President, Central Research
                                    with copy to: Office of the General Counsel

         If to Microcide:           To Microcide at its address as set forth in
                                    the beginning of this Agreement.
                                    Attention: Chief Executive Officer
                                    with copy to: Wilson Sonsini Goodrich &
                                    Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Attention: Michael O'Donnell

         Notices shall be deemed given as of the date received.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. MISCELLANEOUS.

         15.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

         15.2 HEADINGS. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

         15.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         15.4 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

         15.5 NO THIRD PARTY BENEFICIARIES. No third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

         15.6 ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

         15.7 FORCE MAJEURE. Neither Pfizer nor Microcide shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Microcide.

         15.8 SEVERABILITY. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

         15.9 COMPLIANCE WITH LAW. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                   PFIZER INC


                                   By__________________________________________



                                   MICROCIDE PHARMACEUTICALS, INC.


                                   By:_________________________________________


cc:      Pfizer Inc, Legal Division, Groton, CT 06340

                                    EXHIBITS

Section
- -------
Exhibit A         Microcide Patent Applications

Exhibit B         Annual Research Plans - To be appended yearly.

Exhibit C         Research Programs

                                    EXHIBIT A


                          MICROCIDE PATENT APPLICATIONS

                                                Microcide Pharmaceuticals, Inc.
                                                                   CONFIDENTIAL



                                    EXHIBIT A





                             CONFIDENTIAL TREATMENT
                                    REQUESTED



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                                                Microcide Pharmaceuticals, Inc.
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                                    EXHIBIT B


                              ANNUAL RESEARCH PLANS
                             (To be appended yearly)

                                    EXHIBIT C


                                RESEARCH PROGRAM




- -------------------------------------  ----------------------------------------
JOHN L. LAMATTINA, PH.D.               KEITH A. BOSTIAN, PH.D.
         Vice President,                        Chief Operating Officer
         U.S. Discovery Operations

         Pfizer Central Research                Microcide Pharmaceuticals, Inc.
         Eastern Point Road                     850 Maude Avenue
         Groton, Connecticut 06340              Mountain View, California 94043


                                                                        1 of 33
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CONFIDENTIAL




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
                                                                  EXHIBIT 10.10


                          LICENSE AND ROYALTY AGREEMENT

         This LICENSE AND ROYALTY AGREEMENT (the "Agreement") is entered into as of March 1, 1996 (the "Effective Date") by and between PFIZER INC., a Delaware corporation, having an office at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer") and MICROCIDE PHARMACEUTICALS, INC. ("Microcide"), a California corporation, having an office at 850 Maude Avenue, Mountain View, CA 94043.

         WHEREAS, Pfizer desires to obtain an exclusive license and sublicense to Microcide's right, title and interest in the Patent Rights so that Pfizer can manufacture, use or sell the Licensed Products; and

         WHEREAS, Microcide is willing to grant such license and sublicense;

         Therefore, in consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

1. DEFINITIONS.

         The capitalized terms used in this Agreement and not defined elsewhere in it shall have the meanings specified for such terms in this Section 1 and in the Research Agreement.

         1.1 "RESEARCH AGREEMENT" means the Collaborative Research Agreement between Pfizer and Microcide effective March 1, 1996.

         1.2 "NET SALES" means the gross amount invoiced by Pfizer and any sublicensee of Pfizer for sales to a third party or parties of Licensed Products, less normal and customary trade discounts actually allowed, rebates, returns, credits, taxes the legal incidence of which is on the purchaser and separately shown on Pfizer's or any sublicensee of Pfizer's invoices and transportation, insurance and postage charges, if prepaid by Pfizer or any sublicensee of Pfizer and billed on Pfizer's or any sublicensee or Pfizer's invoices as a separate item.

         1.3 "LICENSED PRODUCT" means any Product, the manufacture, use or sale of which would infringe the Patent Rights in the absence of a license or sublicense or which, if such Patent Rights are comprised of patent applications alone, the manufacture, use or sale of such Product would infringe a claim included in such applications as if such claim were issued in a patent.

         1.4 "CLASS" means antibacterial agents having the same mechanism of action or pharmacophores acting on a given target.

2. GRANT OF LICENSE, TERM, RIGHTS AND OBLIGATIONS.

         2.1 LICENSE GRANTED TO PFIZER UNDER THE PATENT RIGHTS.

         Subject to the terms and conditions of this Agreement, Microcide grants to Pfizer the exclusive, worldwide license or sublicense, as the case may be, including the right to grant sublicenses, to manufacture, use and sell Licensed Products in the Area under all Microcide's right, title and interest in the Patent Rights (the "License").

         2.2 TERM OF LICENSE GRANT AND PAYMENT OF ROYALTIES.

         Unless terminated earlier as provided below, the License shall commence on the Effective Date and shall terminate on a country-by-country basis on the expiration of the last to expire of the Patent Rights in each such country.

         2.3 PFIZER OBLIGATIONS.

                  2.3.1 Pfizer shall use reasonably diligent efforts to exploit Licensed Products commercially, including conducting clinical trials and obtaining regulatory approvals.

                    Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                  2.3.2 If Pfizer grants a sublicense pursuant to Section 2, Pfizer shall guarantee that any sublicensee fulfills all of Pfizer's obligations under this Agreement; provided, however, that Pfizer shall not be relieved of its obligations pursuant to this Agreement. Pfizer shall provide Microcide a copy of any such sublicense promptly following execution thereof.

         2.4 TECHNICAL ASSISTANCE.

         Microcide shall use reasonable efforts, consistent with its other obligation and overall business strategy, to provide to Pfizer or any sublicensee of Pfizer, at Pfizer's request and expense, any technical assistance reasonably necessary to enable Pfizer or such sublicensee to manufacture, use or sell each Licensed Product and to enjoy fully all the rights granted to Pfizer pursuant to this Agreement at mutually convenient times and places.

         2.5


                                   [REDACTED]

                    Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


3. ROYALTIES, PAYMENTS OF ROYALTIES, ACCOUNTING FOR ROYALTIES, RECORDS, MILESTONE PAYMENTS.

         3.1 PATENT RIGHTS.

         Pfizer shall pay Microcide a royalty based on the Net Sales of each Licensed Product. Such royalty shall be paid with respect to each country of the world from the date of the first commercial sale (the date of the invoice of Pfizer or any sublicensee of Pfizer with respect to such sale) of such Licensed Product in each such country until the expiration of the last Patent Right to expire with respect to each such country and each such Licensed Product.

         3.2


                                   [REDACTED]

                     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


         3.3


                                   [REDACTED]


         3.4 PAYMENT DATES.

         Royalties shall be paid by Pfizer on Net Sales within sixty (60) days after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each Licensed Product by Pfizer and any sublicensee of Pfizer in each country, the applicable royalty rate for such Licensed Product, and a calculation of the amount of royalty due.

         3.5 ACCOUNTING.

         The Net Sales used for computing the royalties payable to Microcide by Pfizer shall be computed and paid in U.S. dollars by wire transfer to an account designated by Microcide or other mutually acceptable means. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant royalty payment is to be made by Pfizer and (b) deducting the amount of any governmental tax, duty, charge, or other fee actually paid in respect of such conversion into, and remittance of dollars.

         3.6      RECORDS.

         Pfizer shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by Pfizer of each Licensed Product in sufficient detail to allow the accruing royalties to be determined accurately. Microcide shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to Pfizer to inspect the relevant records of Pfizer to verify such report or statement. Pfizer shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Microcide, to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales in any given period. Microcide agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection. The failure of Microcide to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report, and Pfizer shall have no obligation to maintain records pertaining to such report or statement beyond said three-year period. The results of each inspection, if any, shall be binding on both parties.

                     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         3.7

                                   [REDACTED]

         3.8 RENEGOTIATION OF ROYALTY RATES.

         The parties acknowledge that the royalty rate set forth in Section 3.2 is based on the premise that Products will be administered to patients orally by tablets or capsules which deliver the drug by dissolving passively in the gastrointestinal tract, or parenterally by standard intramuscular or intravenous formulations ("Existing Dosage Forms"). If Pfizer identifies or develops a different method of administration ("New Dosage Form") with respect to a Product or Products which represents a commercial opportunity for Pfizer or improves the safety or efficacy of such Product, the parties shall negotiate a new royalty rate for such Product in such New Dosage Form to account for development costs and change sin the cost of goods, selling price and projected annual Net Sales.

         3.9 ANIMAL HEALTH.

         The royalty rates and milestone payments set forth above shall apply to Products for the treatment of human bacterial disease only. If Pfizer chooses to develop a Product for the treatment of such diseases in animals, the parties agree to negotiate suitable royalty rates and milestone payments.

4. LEGAL ACTION.

         4.1 ACTUAL OR THREATENED DISCLOSURE OR INFRINGEMENT.

         When information comes to the attention of Pfizer to the effect that any Patent Rights relating to a Licensed Product have been or are threatened to be unlawfully infringed, Pfizer shall notify Microcide and Pfizer shall have the right at Pfizer's expense, to take such action as it may deem necessary to prosecute or prevent such unlawful infringement, including the right to bring or defend any suit, action or proceeding involving any such infringement. Pfizer shall notify Microcide promptly of the receipt of any such information and of the commencement of any such suit, action or proceeding. If Pfizer determines that it is necessary or desirable to Microcide to join any such suit, action or proceeding, Microcide shall, at Pfizer's expense, execute all papers and perform such other acts as may be reasonably required to permit Pfizer to act in Microcide's name and Pfizer shall hold Microcide free, clear harmless from any and all costs and expenses of such litigation, including attorneys fees. If Pfizer brings a suit, it shall have the right first to reimburse itself out of any sums recovered in such suit or in its settlement for all costs and expenses, including attorney's fees, related to such suit or settlement, and twenty-five percent (25%) of any funds that shall remain from said recovery shall be paid to Microcide and the balance of such funds shall be retained by Pfizer. If Pfizer does not, within one hundred twenty (120) days after giving notice to Microcide of the above-described information, notify Microcide of Pfizer's intent to bring suit against any infringer. Microcide shall have the right to bring suit for such alleged infringement, but it shall not be obligated to do so, and many join Pfizer as party plaintiff, if appropriate, in which event Microcide shall hold Pfizer free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees, and any sums recovered in any such suit or its settlement shall belong to Microcide. However, twenty-five percent (25%) of any such sums received by Microcide, after deduction of all costs and expenses related to such suit or settlement, including attorney's fees paid, shall be paid to Pfizer. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement under the terms of this Section. If Pfizer lacks standing and Microcide has standing to bring any such suit, action or proceeding, then Microcide shall do so at the request of Pfizer and at Pfizer's expense.

         4.2 DEFENSE OF INFRINGEMENT CLAIMS.

         Microcide will cooperate with Pfizer at Pfizer's expense in the defense of any suit, action or proceeding against Pfizer or any sublicensee of Pfizer alleging the infringement of the intellectual property rights of a third party by reason of the manufacture, use or sale of the Licensed Product. Pfizer shall give Microcide prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish Microcide a copy of each communication relating to the alleged infringement. Microcide shall give to Pfizer all authority (including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right after consultation with Microcide, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), information and assistance necessary to defend or settle any such suit, action or proceeding; provided, Pfizer shall not make any admission regarding the invalidity or unenforceability of any aspect of the Microcide Patent Rights or Joint Patent Rights without the prior written consent of Microcide. If the parties agree that Microcide should institute or join any suit, action or proceeding pursuant to this Section, Pfizer may, at Pfizer's expense, join Microcide as a defendant if necessary or desirable, and Microcide shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding.

         4.3 HOLD HARMLESS.

         Microcide agrees to defend, protect, indemnify and hold harmless Pfizer and any sublicensee of Pfizer, from and against any loss or expense arising from any proved claim (i.e., established in a final judgment by a court of competent jurisdiction, which judgment is unappealed or unappealable) of a third party that it has been granted rights by Microcide that Pfizer or any sublicensee or Pfizer in exercising their rights granted to Pfizer by Microcide pursuant to this Agreement, has infringed upon such rights granted to such third party by Microcide.

         4.4 THIRD PARTY LICENSES.

         If the manufacture, use or sale by Pfizer of a Licensed Product in any country would, in the opinion of both Pfizer and Microcide, infringe the patent rights owned by a third party, Pfizer will attempt to obtain a license under such patent rights or other intellectual property and shall pay all costs, expenses and royalties due with respect to the acquisition and maintenance of rights under any such third party license.

         5.  REPRESENTATION AND WARRANTY.

         Microcide represents and warrants to Pfizer that it has the right to grant the License granted pursuant to this Agreement, and that the License so granted does not conflict with or violate the terms of any agreement between Microcide and any third party.

         6.  TREATMENT OF CONFIDENTIAL INFORMATION.

         6.1 CONFIDENTIALITY.

                  6.1.1 Pfizer and Microcide each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to Pfizer's rights and obligations pursuant to this Agreement, Pfizer and Microcide each agree that during the term of the Research Agreement and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Microcide Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it or to any of its Affiliates pursuant to this Agreement.

                  6.1.2 Pfizer and Microcide each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its rights and obligations under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Subject to

Pfizer's rights and obligations pursuant to this Agreement, Pfizer and Microcide each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party except to the extent necessary to exercise its right pursuant to this Agreement or to comply with applicable law. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies ands extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for archival purposes.

         6.2 PUBLICITY.

         Except as required by law, neither party may disclose the terms of this Agreement nor the research described in it without the written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, upon execution of this Agreement, the parties will issue a press release with respect to its contents; and, further provided, that copies of this Agreement may be disclosed in confidence by Microcide to prospective investors, banks and other sources of financing.

7. PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT
   RIGHTS.

         The following provisions relate to the filing, prosecution and maintenance of Patent Rights during the term of this Agreement:

         7.1 FILING, PROSECUTION AND MAINTENANCE BY MICROCIDE.

         With respect to Microcide and Joint Patent Rights, Microcide shall have the exclusive right and obligation:

                  (a) to file applications for letters patent on any patentable invention included in Patent Rights; provided, however, that Microcide shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Microcide file such applications; and, further provided, that Microcide, at its option and expense, may file in countries where Pfizer does not request that Microcide file such applications;

                  (b) to prosecute all pending and new patent applications included within Patent Rights;

                  (c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications; and

                  (d) to maintain in force any letters patent included in Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted.

         Microcide shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Patent Rights. Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

                  7.1.1 COPIES OF DOCUMENTS. Microcide shall provide the Pfizer copies of all patent applications that are part of the Patent Rights prior to filing, for the purpose of obtaining substantive comment of Pfizer patent counsel and inclusion of reasonable claims suggested by such counsel. Microcide shall also provide to Pfizer copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to Pfizer every six (6) months a report detailing their status. Pfizer shall provide to Microcide every six (6) months a report detailing the status of all patent applications that are a part of Patent Rights in which Pfizer employees or consultants alone are named as inventors.

                  7.1.2 REIMBURSEMENT OF COSTS FOR FILING, PROSECUTING AND MAINTAINING PATENT RIGHTS. Within thirty (30) days of receipt of invoices from Microcide, Pfizer shall reimburse Microcide for all the costs of filings, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to payments made pursuant to the Research Agreement. However, Pfizer may, upon sixty (60) days notice, request that Microcide discontinue filing or prosecution of patent applications in any country and discontinue reimbursing Microcide for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. Microcide shall pay all costs in those countries in which Pfizer does not request that Microcide file, prosecute or maintain patent applications and patents, but in which Microcide, at its option, elects to do so.

                  7.1.3 PFIZER RIGHT TO PROSECUTE. Pfizer shall have the right to file on behalf of and as an agent for Microcide all applications and take all actions necessary to obtain patent extensions pursuant to 35 USC Section 156 and foreign counterparts for Patent Rights described in this

Section 6.1 licensed to Pfizer. Microcide agrees to sign, at Pfizer's expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

         7.2 FILING, PROSECUTION AND MAINTENANCE BY PFIZER. With respect to Pfizer Patent Rights, Pfizer shall have those rights and duties ascribed to Microcide in Section 7.1; provided, Microcide shall have no obligation to reimburse Pfizer for the payment of any expenses incurred in connection with the Pfizer Patent Rights.

         7.3 DISCLAIMER. Neither party may disclaim a claim within Patent Right without the consent of the other.

8. OTHER AGREEMENTS.

         Concurrently with the execution of this Agreement, Microcide and Pfizer shall enter into the Research Agreement. This Agreement, the Research Agreement, the Stock Purchase Agreement and the Confidentiality Agreement of are the sole agreements with respect to the subject matter and supersede all other agreements and understanding between the parties with respect to same.

9. TERMINATION AND DISENGAGEMENT.

         9.1 EVENTS OF TERMINATION. The following events shall constitute events of termination ("Events of Termination").

                  (a) Any written representation or warranty by Microcide or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made and concerning which the declaring party knew or should have known the correct version.

                  (b) Microcide or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for sixty (60) days after written notice to the failing party; provided, in the case of a failure to pay any amount due hereunder, any failure to pay such amount within ten
                           (10) business days after written notice to the failing party shall be an event of termination.

         9.2 TERMINATION. Upon the occurrence of any Event of Termination, the party not responsible may, by thirty (30) days notice to the other party, terminate this Agreement.

         9.3 Termination of this Agreement by either party, with or without cause, will not terminate the licenses granted pursuant to Section 5.2(b) of the Research Agreement.

         9.4 Pfizer shall have the right at any time to terminate this Agreement in whole or as to any portion of Microcide Patent Rights or Joint Patent Rights upon ninety (90) days notice.

         9.5 Termination of this Agreement for any reason shall be without prejudice to:

                  (a) the rights and obligations of the parties provided in Sections 3, 6, 7 with respect to Joint Patent Rights, 10, 12, and 13;

                  (b) Microcide's right to receive all royalty payments and other payments accrued hereunder; or

                  (c) any other remedies which either party may otherwise have..

10. INDEMNIFICATION.

         Pfizer will indemnify, defend and hold Microcide and its Affiliates and their respective directors, officers, employees and agents (the "Microcide Indemnitees") harmless from and against any damages, liabilities, settlements, costs, legal fees, and other expenses incurred in connection with any claim against the Microcide Indemnitees based on any action or omission of Pfizer or its sublicensee and their respective agents or employees related to manufacture, use, sale or other distribution of Licensed Products or other exercise of the rights granted Pfizer under this Agreement including, without limitation, any product liability claims; provided, however, that the foregoing shall not apply (i) if the claim is found in a final judgment to be based upon the negligence, recklessness or willful misconduct of Microcide, or (ii) if Microcide fails to give Pfizer prompt notice of any claim it receives within fifteen (15) days of such receipt and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action, and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, than an Microcide Indemnitee shall have the right to retain its own counsel, if representation of such Microcide Indemnitee by the counsel retained by Pfizer would be inappropriate due to actual or potential differing interests between Pfizer and any other party represented by such counsel in such proceeding.

11. NOTICES.

         All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

         If to Pfizer:     To Pfizer at its address as set forth at the
                           beginning of this Agreement
                           Attention: President, Central Research, with a copy to: Office of the General Counsel

         If to Microcide:  Microcide at its address as set forth at the beginning of the Agreement
                           Attention: Chief Executive Officer with copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           Attention:  Michael O'Donnell

Notices shall be deemed given as of the date received.

12. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. MISCELLANEOUS.

         13.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

         13.2 HEADINGS. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

         13.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         13.4 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each part or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

         13.5 NO THIRD PARTY BENEFICIARIES. No third party including any employee of any party to this Agreement, shall be a third party beneficiary of this Agreement or have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

         13.6 ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

         13.7 FORCE MAJEURE. Neither Pfizer nor Microcide shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Microcide.

         13.8 SEVERABILITY. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

         13.10 PATENT MARKING. Pfizer agrees to mark and have its sublicensees mark all Licensed Products they sell or distribute pursuant to this Agreement in accordance with the applicable statute or regulations in the country of countries of their manufacture and sale.

         13.12 COMPLIANCE WITH LAW. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

PFIZER INC.                             MICROCIDE
                                        PHARMACEUTICALS, INC.

By:__________________________________   By:____________________________________

Title:_______________________________   Title:_________________________________

Date:________________________________   Date:__________________________________


cc:  Pfizer Inc., Legal Division, Groton, CT  06340

CONFIDENTIAL








                             CONFIDENTIAL TREATMENT
                                   REQUESTED